Reliant Funding

525 Broadhollow Road ● Melville, NY 11747 ● Ph 1-877-690-4882 ● Fax 1-866-818-3019 ● www.reliantfunding.com

Date: June 8, 2018

ACH TOTAL RECEIPTS AGREEMENT FOR PURCHASE AND SALE OF INTEREST IN TOTAL RECEIPTS (THE "ACH TOTAL RECEIPTS PURCHASE AGREEMENT")

Seller's Information ***Contract Number:*** MC180607066

Business Legal Name: FORCE PROTECTION VIDEO EQUIPMENT CORP.

D/B/A: Force Protection Video Equipment

Business Address: 1600 Olive Chapel Rd Ste 248, Cary, NC 27502

Mailing Address (if different):

Business Phone #: (919) 271-2994 Business Fax #:

Date Business Started: 03/2011 State of Incorporation/Organization: FL

Type of Entity: Corporation Federal Tax ID: 45-1443512

Email Address: paul@forceprovideo.com Web Site URL: www.forceprovideo.com

Bank Name: SunTrust Bank ABA #: 053100465 Acct #: 1000181532036

Principal Information

Name of Owner or Principal: Paul Feldman

Home Phone #: (919) 271-2994 Cell Phone #: (919) 271-2994

Home Address: 103 Kingussie Ct, Cary, NC 27511

Name of Owner or Principal:

Home Phone #: Cell Phone #:

Home Address:

Name of Owner or Principal:

Home Phone #: Cell Phone #:

Home Address:

Name of Owner or Principal:

Home Phone #: Cell Phone #:

Home Address:

A. Purchase of TOTAL RECEIPTS

a) MCA Fixed Payment, LLC doing business as Reliant Funding (together with its successors and/or assigns, the "Buyer") hereby purchases from the Seller set forth above (the "Seller"), and Seller hereby sells, assigns and conveys to Buyer for the Purchase Price of **$17,000.00**, the Purchased Percentage (as set forth below) of Seller's right, title and interest in and to all revenues generated from sales of the business including all credit card, debit card, bank card, and/or other charge card receipts (collectively, "Credit Card Receipts"), checks, cash, and insurance payments originated and due to Seller after the effective date of this Agreement as and when generated and only as and when generated (collectively the "Total Receipts"). The Purchased Percentage shall continue to be owned by Buyer until Seller has paid to Buyer the full Purchased Amount. Buyer's Purchased Interest in the Credit Card Receipts and Total Receipts (as evidenced by the Purchased Percentage and the Purchased Amount) is hereinafter referred to as the "Purchased Interest." The Net Amount Distributed to Seller is the Purchase Price less the Origination Fee (see Section 7.1).

Purchase Price: $17,000.00 **Purchased Percentage: 50%** **Daily ACH: $177.98** **Purchased Amount: $26,163.00**

Origination Fee: $395.00 **Net Amount Distributed To Seller: $16,605.00**

b) Subject to the terms and conditions of this Agreement, and provided Seller is not in breach of this Agreement, Buyer will not collect, or seek to collect all, any portion of, or any percentage of Seller's future Total Receipts. Rather, Seller shall pay to Buyer the sum of **$177.98** on each business day commencing the first business day after funding (the "Fixed Payment(s)") until the Purchased Amount has been fully paid. As more fully described in paragraph 3 below, the Fixed Payment(s) plus any payment for arrears, will be made by Seller depositing all Total Receipts directly into its Operating Account so that Buyer may collect such Fixed Payments by initiating electronic checks and/or ACH payments.

c) Seller's failure to make all or any portion of a Fixed Payment shall not be a breach of this Agreement if such failure results solely from Seller's good-faith inability in the operation of its business to generate sufficient Total Receipts to make such payments. This risk is assumed by Buyer.

B. Financing Statements

Seller hereby authorizes Buyer to file one or more UCC Financing Statements evidencing the sale of Purchased Interest which shall perfect Buyer's purchase of the Purchased Interest and the payments that are to be made to Buyer in connection with such purchase. The UCC Financing Statement shall state that the sale of the Purchased Interest is a sale and not an assignment for security, and that Seller is prohibited from transferring or otherwise encumbering the Purchased Interest until Buyer has received the Purchased Amount (and any other amounts due under this Agreement.)

C. Acceptance; Additional Terms and Conditions

Upon execution hereof, each of the parties hereto shall be bound by and subject to all of the terms and conditions of this Agreement for Purchase and Sale of Interest in all Total Receipts, inclusive of the additional terms and conditions contained on pages **2 through 6** of this Agreement. The person executing this Agreement on behalf of Seller warrants and represents that he/she is authorized to bind Seller to all of the terms and conditions set forth in this Agreement, and that all of the information provided by Seller in Agreement, or in connection with this Agreement is true and accurate in all respects. If Buyer should fail to execute this Agreement for any reason, Buyer's payment of the Purchase Price shall be deemed Buyer's acceptance of this Agreement.

ADDITIONAL TERMS OF AGREEMENT

The parties agree that this Agreement includes the following provisions:

1. MONTHLY REFUND ADJUSTMENT

1.1 Provided that the Seller is not in breach of this Agreement, should the Buyer in any month collect aggregate Fixed Payments that exceed more that 50% of the Seller's Total Receipts for that month, then MCA will refund the difference to the Seller (the "Monthly Refund Adjustment").

1.2 Buyer will Pay Seller the Monthly Refund Adjustment provided that Seller requests the refund in writing within 10 days after the end of any monthly period with time being of the essence. To qualify for such Monthly Refund Adjustment, the Seller must document in writing its Total Receipts actually collected for the monthly period. Buyer retains the sole discretion to determine whether Seller has adequately documented the monthly Total Receipts claimed to have been collected by Seller.

2. PURCHASED INTEREST IN FUTURE TOTAL RECEIPTS:

2.1 Purchase and Sale:

Buyer and Seller acknowledge and agree that the Purchase Price paid by Buyer is in exchange for the Purchased Interest, and is not intended to be, nor shall it be construed as, a loan from Buyer to Seller. The future Total Receipts purchased by Buyer which become an actual receivable hereunder shall be owned by Buyer free and clear of all encumbrances until the Purchased Amount has been fully paid to Buyer.

2.2 Relinquishment of Seller's Rights in Purchased Interest:

Upon the effective date of this Agreement, Seller shall relinquish all of its right, interest and title in the Purchased Interest and shall thereafter have no interest in or with respect to the Purchased Interest until the Purchased Amount has been fully paid, nor shall Seller have any right to repurchase or otherwise reacquire the Purchased Interest.

2.3 True Sale:

Seller hereby agrees and acknowledges that the sale and transfer of the Purchased Interest by Seller to Buyer constitutes a valid sale, transfer, assignment, set-over, and conveyance to Buyer of all right, title, and interest of Seller in and to the Purchased Interest, and the proceeds thereof, whether then existing or thereafter created. The Purchased Interest will be owned by Buyer free and clear of any lien or security interest of any person or entity (other than Buyer) claiming through or under the Seller. Seller covenants to Buyer that Seller will not account for or treat (whether in Financial Statements or otherwise) the transactions contemplated by this Agreement in any manner other than the sale of the Purchased Interest by Seller to Buyer.

2.4 Intent of the Parties:

Buyer assumes the full risk for the collectability of the Purchased Interest. Except in the event of breach, the parties confirm that there is no positive repayment obligation on the part of the Seller beyond the Fixed Payments to be made from the Total Receipts. In the event a Court of competent jurisdiction or arbitrator determines that any amount paid or to be paid to the Buyer constitutes interest, the parties agree that the terms in this Agreement may be unilaterally amended by the Buyer, nunc pro tunc, to ensure that the Buyer does not receive an amount determined to be interest in excess of any amount permitted by law.

2.5 Bill of Sale:

The sale by Seller to Buyer of the Purchased Interest shall be evidenced by a Bill of Sale in the form attached hereto as Exhibit A.

3. OPERATING ACCOUNT:

In order to induce Buyer to purchase Seller's future Total Receipts from Seller, and in consideration thereof, Seller and the Principal(s) (if there shall be more than one Principal, the obligations of the Principal(s) hereunder shall be joint and several), hereby represent, warrant, covenant, and agree as follows:

3.1 Deposits into Operating Account:

Seller agrees to maintain only one Operating Account into which the Seller shall immediately deposit its Total Receipts. Seller agrees not to divert any of such sums into any other account or use any of such sums until they have been first deposited into the Operating Account and have first been made available to make the Fixed Payment and payment for arrears, if any.

3.2 Maintenance of Operating Account:

Seller agrees to maintain only one Operating Account at a bank agreed to by the Buyer. The Seller shall provide Buyer with the name of such account, the account number and any other information required to access funds in such Operating Account. Seller shall not open any additional Operating Accounts or deposit its Total Receipts into any other Operating or other account with any other Financial Institution. Seller shall not transfer funds into or open a new Operating Account without providing Buyer with ten days prior written notice of such action. In such event, Seller shall immediately provide Buyer with the location of the new Operating Account, the name of such account, the account number, and any other information required to access funds in such Operating Account.

3.3 Payments from Operating Account:

Seller shall take all such actions with respect to its Operating Account as are necessary to authorize Buyer to initiate and consummate electronic check and/or ACH payments until Buyer has been paid the Purchased Amount. Seller agrees to take no action, directly or indirectly, to interfere with Buyer's ability to collect the Fixed Payments by initiating and consummating such electronic checks and/or ACH payments.

4. IRREVOCABLE POWER OF ATTORNEY

Simultaneously herewith, Seller has granted to Buyer an Irrevocable Power of Attorney (ACH: Total Receipts) in the form annexed as **Exhibit 1**, which is coupled with an interest, and has appointed Buyer and any of Buyer's designated representatives as Seller's attorney-in-fact to take any action necessary for Buyer to enforce its rights and to protect its interests with respect to Seller's Operating Account, and all other bank and other accounts, and Credit Card Receipts, if any, being held by Seller's exclusive credit card processor(s).

5. WAIVER OF JURY TRIAL AND ARBITRATION PROVISION: READ THIS PROVISION CAREFULLY AS IT AFFECTS YOUR RIGHT TO JURY TRIAL:

5.1 *Arbitration; Waiver of Jury Trial; Other Rights*

If Buyer, Seller or any Indemnitor requests, the other parties agree to arbitrate all disputes and claims arising out of or relating to this Agreement. If Buyer, Seller or any Indemnitor seeks to have a dispute settled by arbitration, that party must first send to the other party, by certified mail, a written Notice of Intent to Arbitrate. If Buyer, Seller or any Indemnitor do not reach an agreement to resolve the claim within 30 days after the Notice is received, Buyer, Seller or any Indemnitor may commence an arbitration proceeding with the American Arbitration Association ("AAA"). THERE SHALL BE NO RIGHT TO A JURY TRIAL. The arbitration hearing shall be conducted at a location within twenty (20) miles of Seller's business address at the time of such arbitration, or, if Seller has no business address at the time of the arbitration, then within twenty (20) miles of Seller's business address as specified in this Agreement. The arbitration shall be conducted before the American Arbitration Association (the "AAA"), pursuant to the AAA Commercial Arbitration Rules, which can be obtained online at www.adr.org, or by calling the AAA at 1-800-778-7879. **Buyer will provide a copy of the Arbitration Rules to Seller via email upon request. Submit your request to** clientservices@reliantfunding.com. The arbitration shall be conducted by one neutral arbitrator appointed by the AAA. The arbitrator shall have actual experience in and knowledge of Merchants Financing Transactions to the greatest extent practicable, unless the parties agree otherwise.

The parties agree that the Federal Arbitration Act ("FAA") and related federal law shall govern the interpretation, implementation and enforcement of this paragraph 5 to the fullest extent possible, to the exclusion of all otherwise potentially applicable state law, regardless of the location of the arbitration proceedings, or the nature of the disputes or controversies between the parties to this Agreement. To the extent that state law and not the FAA governs any aspect of the interpretation, implementation and enforcement of this paragraph 5, such state law shall be the internal laws of the State of New York without giving effect to conflict of law principals, ("the internal laws of the State of New York"). In addition, as provided in paragraph 7.7 the conduct of arbitration proceedings and the applicable sustentative law and procedural law to be applied in such proceedings shall be the internal laws of the State of New York.

The arbitrator shall have the authority to award any monetary and non-monetary relief otherwise available to either party in an action otherwise prosecuted in court, including injunctive and other provisional relief. Any dispute regarding the enforceability of any part of this arbitration provision shall be decided by the arbitrator. The arbitration filing fee and the arbitrator's fee shall be paid by Buyer, since it is the intent of the parties that the costs of the arbitration for the Seller shall be the same or less than the cost of filing and prosecuting a lawsuit, apart from the costs of Buyer's counsel, if any.

Notwithstanding the foregoing-before, during or after the pendency of any arbitration brought pursuant to this Agreement, either party shall have the right:

- i. To apply to any court of competent jurisdiction for provisional or ancillary relief of any kind;
- ii. To apply to any court of competent jurisdiction to compel arbitration;
- iii. To apply to any court of competent jurisdiction to confirm an arbitral award;
- iv. To apply to any court of competent jurisdiction to enter judgment on any arbitration award;
- v. To exercise any right pursuant to an Irrevocable Power of Attorney;
- vi. To exercise all rights with respect to any lien on any real or personal property (and proceeds) pursuant to the Uniform Commercial Code or otherwise.

It is understood however, that the exercise of any of these rights by a party shall be subject to the right of the other party to arbitrate the merits of any such action and the controversy or claim to which the exercise of such rights is related.

DS

SELLER INITIALS X PF

5.2 *No Class Actions:*

The parties hereto acknowledge and agree that this arbitration shall be solely between the parties to this agreement, and no class arbitration, or other representative action may be undertaken by the arbitrator. The parties further agree that the arbitrator shall not have the power to combine this with any other arbitration or to treat this as a representative action, or as a class action.

5.3 *Opt-Out:*

Seller may elect to opt out of this Waiver of Jury Trial and Arbitration Provision by sending written notice to Buyer. Such written notice must be received by Buyer before 5:00 P.M. Eastern Time on or prior to the tenth (10th) calendar day after this Agreement is executed, or such notice shall be of no force and effect. The foregoing time limit is "of the essence" and shall be strictly construed. Opting out of this arbitration provision shall not terminate the Agreement or otherwise affect in any way, any of the other rights and obligations of the parties hereto under the terms of the Agreement.

SELLER INITIALS X PF

6. PRIOR TRANSACTIONS; READ THIS PROVISION CAREFULLY AS IT AFFECTS YOUR RIGHTS WITH RESPECT TO ANY DISPUTE YOU MAY HAVE WITH BUYER REGARDING ANY PRIOR TRANSACTIONS.

The parties agree that this Agreement constitutes, and is deemed a written modification of any prior agreement and supersedes and replaces any contrary provision of any prior agreement relating to the subject matter hereof. Buyer and Seller agree that should they have any dispute with respect to any prior transaction, that such dispute shall be governed by Paragraphs **2.4, 5.1, 5.2, 5.3, 7.8, and 7.9** of this Agreement. Should seller wish to opt- out of the arbitration and other provisions contained in Paragraphs **5.1 and 5.2** with respect to any prior transaction, Seller shall do so by sending written notice to Buyer on or before the tenth (10th) calendar day following the execution of this Agreement. Such 10-day notice is "of the essence" and shall be strictly construed.

SELLER INITIALS X PF

7. MISCELLANEOUS:

7.1 *Origination and Other Fees:*

In addition to Buyer's collection of the Purchased Amount, Seller agrees to pay Buyer a non-refundable origination fee ("Origination Fee") of **$395.00**. Seller hereby authorizes Buyer to deduct the Origination Fee from the Purchase Price. Seller also agrees that Buyer may charge a $35.00 fee for each time the bank fails to honor an electronic check and/or ACH payment.

7.2 *Survival of Representations:*

All representations, warranties and covenants herein shall survive the execution and delivery of the Agreement.

7.3 *Notices:*

All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by mail, overnight delivery or hand delivery to the respective parties to this Agreement. Notices shall be sent to the addresses set forth on the face of the Agreement, or such other address as shall be notified by one party to the others in the manner provided herein, and such notice shall be effective upon receipt or first refused delivery.

7.4 *Modifications:*

No modification, amendment, or waiver of any provision of this Agreement shall be effective unless it shall be in writing and signed by all parties hereto. However, Seller and Indemnitor(s) acknowledge Buyer's right to make non-material alterations to the Agreement which place no additional responsibility on the Seller and/or Indemnitor(s) to which they were not subject before the change including, but not limited to, the correction of scrivener errors in the personal information (names, addresses, etc.) provided by Seller and/or Indemnitor(s).

7.5 *Waiver; Remedies:*

No failure on the part of Buyer to exercise, and no delay in exercising any right under this Agreement shall be deemed as a waiver thereof nor shall any single or partial exercise of any right under this Agreement preclude any other or future exercise of any other right. The remedies provided hereunder are cumulative and not exclusive of any remedies provided by law or equity. Seller and Principal(s) each consent to waiver of notice prior to Buyer exercising any and all rights provided for in this Agreement.

7.6 *Assignability:*

Notwithstanding anything to the contrary herein, the rights, interests or obligations of the Seller hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Seller without the prior written consent of the Buyer, which consent may be withheld at the sole discretion of the Buyer. This Agreement or any of the rights and obligations inuring to the benefit of or to be performed by Buyer hereunder may be assigned by Buyer to a third party, including its financing sources, in whole or in part, without the need to obtain the Seller's consent.

7.7 *Binding Effect:*

This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, legal representatives, successors and assigns. Buyer reserves the right to assign this Agreement with or without prior notice to Seller or Principal(s).

7.8 *Applicable Law, Venue and Jurisdiction, **NO RIGHT TO A JURY TRIAL:***

The interpretation and enforcement of this Agreement, and all issues relating to it and to the rights, relationships and obligations of the (parties), including any and all contract, tort and non-contract claims or disputes of any kind shall be governed by and interpreted in accordance with the internal laws of the State of New York (without giving effect to conflict of law principles) including all substantive claims and defenses asserted in any court litigation. Any litigation between or among the *Seller, the* Principal(s) and the Buyer (or any of them) related directly or indirectly to this Agreement, shall be prosecuted and conducted exclusively in the courts of Nassau or Suffolk Counties, in the State of New York or in the United States District Court for the Eastern District of New York, and each of the foregoing persons irrevocably consents to and hereby confers personal jurisdiction over such person in and to such courts, and each such person expressly waives any objections as to venue in any such courts. ***The Seller, Principal(s) and the Buyer waive any right to a jury trial.***

7.9 Attorneys' Fees and Expenses:

In the event of any litigation, arbitration or any other action to collect on, enforce or determine the validity of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses in such amount as may be determined reasonable by any arbitrator or court, whichever is applicable.

7.10 Entire Agreement:

Together with the ACH Total Receipts Assurances Agreement of even date, this Agreement [inclusive of the Irrevocable Power Of Attorney) attached as **Exhibit 1** and the Bill of Sale attached as **Exhibit A**], contains the entire agreement and understanding among Buyer, Seller and the Principal(s) (written, oral or otherwise) and supersedes all prior agreements and understandings relating to the subject matter hereof.

7.11 Electronic Signatures:

Under the Electronic Signatures in Global and National Commerce Act ("E-Sign") this Agreement and all electronically executed documents related hereto are legally binding in the same manner as are hard copy documents executed by hand signature where: (a) your electronic signature is associated with the Agreement and related documents, (b) you consent and intend to be bound by the Agreement and related documents, and (c) the Agreement is delivered in an electronic record capable of retention by the recipient at the time of receipt (i.e. print or otherwise storing the electronic record). This Agreement and all related electronic documents shall be governed by the provisions of E-Sign. By submitting this Agreement and related documents electronically you agree: (i) that the Agreement and related documents shall be effective by electronic means, (ii) to be bound by the terms and conditions of this Agreement and related documents, and (iii) that you have the ability to print or otherwise store the Agreement and related documents.

ACCEPTED AND AGREED:

Buyer: MCA Fixed Payment, LLC

By:____________________

Name:____________________

Title:____________________

ACCEPTED AND AGREED:

Seller: FORCE PROTECTION VIDEO EQUIPMENT CORP.

By X DocuSigned by: Paul Feldman 33DE401602664EC...

Name: **Paul Feldman**

Title: **President**

By: X DocuSigned by: Paul Feldman 33DE401602664EC...

Principal: **Paul Feldman**

By X____________________

Principal:

By: X____________________

Principal:

By: X____________________

Principal:

Reliant Funding

525 Broadhollow Rd ● Melville, NY 11747 ● Ph 1-877-690-4882 ● Fax 1-866-818-3019 ● www.reliantfunding.com

ACH TOTAL RECEIPTS AGREEMENT: ASSURANCES AGAINST FRAUD, MISREPRESENTATIONS, DIVERSION OR MISUSE OF TOTAL RECEIPTS, WILLFUL INTERFERENCE WITH BUYER'S COLLECTION OF FIXED PAYMENTS AND OTHER MATERIAL BREACHES, (THE "ACH TOTAL RECEIPTS ASSURANCES AGREEMENT")

THIS AGREEMENT (the "Agreement") is made on **June 8, 2018** by and among MCA Fixed Payment, LLC doing business as Reliant Funding (the "Buyer") a New York limited liability company, with its principal office at 525 Broadhollow Road, Ste 200, Melville, New York 11747, **FORCE PROTECTION VIDEO EQUIPMENT CORP.** (the "Seller"), with its principal place of business at **1600 Olive Chapel Rd Ste 248, Cary, NC 27502** and **Paul Feldman** (the "Indemnitor(s)") with a principal office/residence at **103 Kingussie Ct, Cary, NC 27511**.

WHEREAS, in accordance with the ACH Total Receipts Purchase Agreement, Buyer is contemporaneously purchasing herewith from Seller a specified percentage (the "Purchased Percentage") of all future revenues generated from sales of the business, including all credit card receipts, checks, cash, and insurance payments (the "Total Receipts") for a specified purchase price (the "Purchase Price"), until Buyer has received in installment payments a specified amount (the "Purchased Amount"); and

WHEREAS, Seller has agreed to deposit immediately upon collection its Total Receipts directly into its Operating Account; and

WHEREAS, Buyer has agreed to assume the full risk for the collectability of such Total Receipts subject to the terms hereof; and

WHEREAS, Seller wishes to make electronic check and/or ACH payments on each business day/week ("Fixed Payments") to Buyer from its Operating Account rather than paying a percentage of its Total Receipts.

WHEREAS, Seller and the Indemnitor(s) have agreed to indemnify Buyer against all damages Buyer may incur as a result of Seller's and/or Indemnitor(s) fraud, misrepresentations, diversion or misuse of Total Receipts, willful interference with Buyer's collection of Future Credit Card Receivables, and other material breaches;

NOW, THEREFORE, the parties agree as follows:

1. NO RECOURSE OR PERSONAL LIABILITY:

Neither the insolvency nor bankruptcy of Seller, nor the occurrence of any other material adverse change in Seller's business or financial condition which causes a decline in Seller's Future Total Receipts shall result in any liability of Seller or the Indemnitor(s) except in the event of a Breach as defined in Paragraph 4 below. Buyer assumes the full risk of collectability of all Future Total Receipts. Apart from the Fixed Payments, Buyer's purchase of the Purchased amount of Future Total Receipts is without recourse to Seller and Indemnitor(s), except in the event of a Breach as defined in Paragraph 4 below.

2. REPRESENTATIONS, WARRANTIES AND COVENANTS:

In order to induce Buyer to purchase Seller's future Total Receipts from Seller, and in consideration thereof, Seller and the Indemnitor(s) (if there shall be more than one Indemnitor, the obligations of the Indemnitors hereunder shall be joint and several), hereby represent, warrant, covenant, and agree as follows:

2.1 Operating Account:

Seller agrees to maintain only one Operating Account into which the Seller shall immediately deposit its Total Receipts. Seller agrees not to divert any of such sums into any other account or use any of such sums until they have been first deposited into the Operating Account and have first been made available to make the Fixed Payment and payment for arrears, if any.

Seller agrees to maintain only one Operating Account at the location of a branch bank agreed to by the Buyer. The Seller shall provide Buyer with the name of such account, the account number and any other information required to access funds in such Operating Account. Seller shall not open any additional Operating Accounts or deposit its Total Receipts into any other Operating or other Account. Seller shall not transfer funds into or open a new Operating Account without providing Buyer with ten days prior

written notice of such action. In such event, Seller shall immediately provide Buyer with the location of the new Operating Account, the name of such account, the account number, and any other information required to access funds in such Operating Account.

Seller shall take all such actions with respect to its Operating Account as are necessary to authorize Buyer to initiate and consummate electronic check and/or ACH payments until Buyer has been paid the Purchased Amount. Seller agrees to take no action, directly or indirectly to interfere with Buyer's ability to collect the Fixed Payments by initiating and consummate such electronic checks and/or ACH payments.

2.2 Solvency of Seller:

Seller has no present intention of temporarily or permanently closing its business or ceasing to operate its business. As of the date hereof, Seller is solvent and is not contemplating any bankruptcy or insolvency proceeding.

2.3 No Default:

Unless otherwise disclosed on **Schedule "A"** annexed hereto, Seller is not in default under any lease, mortgage, franchise agreement, obligation for the payment of money or in connection with any other agreement which is material to the conduct of Seller's business.

2.4 *Business Information:*

The information (financial and other) provided by, or on behalf of Seller to Buyer in connection with Buyer's purchase of the future Total Receipts is true and correct in all respects. Seller shall furnish Buyer with such other information as Buyer may request from time to time, including, if applicable, all information necessary to permit Buyer and its agents to determine the amount to be paid to Buyer under Buyer's ACH Program and initiate such electronic check or ACH payments.

2.5 *Authorization:*

Seller, the person(s) signing this Agreement on behalf of Seller and the Indemnitor(s) have full power and authority to enter into and perform the obligations under this Agreement, all of which have been duly authorized by all necessary and proper action.

3. SELLER'S FURTHER REPRESENTATION, WARRANTIES AND COVENANTS:

Until Buyer's Purchased Interest has been paid in full, in order to induce Buyer to purchase Seller's future Total Receipts from Seller, and in consideration thereof, Seller and the Indemnitor(s) (if there shall be more than one Indemnitor, agree the obligations of the Indemnitor(s) hereunder shall be joint and several), hereby represent, warrant, covenant and agree as follows:

(i) **TO NOT ENTER INTO ANY MERCHANT CASH ADVANCE OR OTHER FACTORING TRANSACTION, OR ENTER INTO ANY TYPE OF BORROWING TRANSACTION, INCLUDING, BUT NOT LIMITED TO, ANY TRANSACTION WHICH CREATES A DAILY OR OTHER PERIODIC PAYMENT OBLIGATION. ALL SUCH TRANSACTIONS ARE HEREBY REFERRED TO AS "PIGGYBACK FINANCING TRANSACTIONS",**

(ii) To not grant any security interest, or lien on Future Accounts Receivable or any other assets,

(iii) To fully cooperate at all time to provide Buyer with all financial and credit information requested by Buyer, and when requested by Buyer, directing relevant third parties to disclose and release to Buyer any such information. Seller acknowledges that its representation, warranty and covenant to provide Buyer with Seller's financial information shall include, but is not limited to, the Buyer's access to Seller's bank account through DecisionLogic, or any such similar software, for verification of Seller's banking information and transactions

(iv) To not sell its business or substantially all of its assets (in one, or a series of transactions) or merge, consolidate or enter into any similar transaction without both providing Buyer with not less than 15 business days prior written notice of such transaction, and also requiring the purchaser(s) and/or transferee(s) to execute an Irrevocable Power of Attorney (containing the same terms as the Irrevocable Power of Attorney to which Seller is a party) in favor of Buyer, and requiring the purchaser(s) and/or transferee(s) to agree in writing to assume and be bound by the terms of this Agreement, and the ACH Total Receipts Purchase Agreement. Seller and the purchaser(s) and/or transferee(s) shall provide Buyer with all documents, and other information it requests with regard to any such transaction. Notwithstanding any such transaction, until Buyer as been paid the full Purchased Amount, the Seller and each Indemnitor shall continue to be jointly and severally liable for their indemnity to Buyer as provided for in paragraph **5** of this Agreement.

(v) Not conduct its business under any name other than as disclosed to Buyer,

(vi) Not change its address, legal name, type of entity or state of formation without providing Buyer with not less than 15 business days prior written notice of such event, and providing Buyer with all documents and other information it requests with respect thereto,

(vii) Not commit any act or fail to disclose any facts which has the effect of misleading, deceiving or defrauding Buyer, or which has the effect of causing Buyer to act in a way contrary to the way Buyer would have acted had full disclosure been made to Buyer.

4. BREACH AND REMEDIES:

Buyer shall be entitled to all remedies available hereunder, under Article 9 of the New York Uniform Commercial Code (the "Code"), and other applicable law. Seller consents to, and authorizes Buyer to report/enter pertinent information including, but not limited to Seller's name, contact information, payment history, the last four (4) digits of Seller's tax identification (or social security) number and the cause of the breach of the terms hereunder to the credit bureaus, Small Business Finance Association (and any successors thereto) ("SBFA") and such similar associations used to monitor a business' financial health. Seller further consents to, and authorizes the SBFA to maintain the records in the SBFA's database, which may be accessed by members of the SBFA. In the event of a Breach, Seller acknowledges that Buyer's damages will be difficult to ascertain and agrees that Buyer will be entitled to recover, among other rights and remedies, as liquidated damages and not as a penalty, damages equal to the amount by which the Purchased Amount exceeds the aggregate payments made to Buyer. **ADDITIONALLY, SHOULD SELLER ENTER INTO ANY PIGGYBACK FINANCING TRANSACTION, THEN THE PURCHASED AMOUNT SHALL BE INCREASED BY THE GREATER OF $2,500.00 OR 20% OF THE OUTSTANDING PURCHASED AMOUNT ("STACKING FEE"), AND THE ENTIRE PURCHASED AMOUNT AND STACKING FEE SHALL BECOME IMMEDIATELY DUE AND PAYABLE TO BUYER ("ACCELERATED BALANCE").** Seller hereby agrees that Buyer may collect the Accelerated Balance by: (i) doubling the Daily ACH Amount reflected in the ACH Total Receipts Purchase Agreement; (ii) automatically debiting all or any portion of the Accelerated Balance from Seller's bank account via ACH, electronic check, or wire transfer; and/or (iii) notifying Seller's the credit card processor(s) to remit to Buyer any and all amounts received by the processor to satisfy the full amount of the then outstanding balance of the Purchased Amount.

Seller and each Indemnitor shall commit a "Breach" hereunder in the event that:

(i) Any representation or warranty made by Seller or any Indemnitor(s) in connection with this Agreement shall prove to be incorrect,

(ii) Seller or any Indemnitor(s) shall fail to perform any covenant or agreement contained in this Agreement,

(iii) Seller or any Indemnitor(s) shall divert or misuse the Total Receipts, or otherwise violate the terms of paragraph **2.1**,

(iv) Seller or any Indemnitor(s) shall interfere with Buyer's right to collect the Fixed Payments (and payment for arrears, if any) in violation of this Agreement,

(v) Seller or any Indemnitor(s) shall commit any act, or fail to disclose any facts which has the effect of misleading, deceiving, or defrauding Buyer, or which has the effect of causing Buyer to act in a way contrary to the way he would have acted had full disclosure been made to him.

5. INDEMNIFIED AMOUNTS:

Seller and Indemnitor(s) hereby jointly and severally agree to unconditionally indemnify and hold harmless Buyer from and against) any and all losses and damages incurred by Buyer resulting from any Breach by Seller or Indemnitor(s) collectively, "Indemnified Amounts").

6. SECURITY INTEREST; UCC FINANCING STATEMENTS; FURTHER ASSURANCES:

a. Security Interest:

As security for the payment of the Indemnified Amounts, Seller hereby grants to Buyer a continuing lien and security interest in, and hereby assigns to Buyer as collateral security, a first priority lien on all of Seller's tangible and intangible assets (excluding any of Seller's assets that are obligations owed by consumers to Seller), whether now existing or hereinafter arising or acquired and wherever located and all proceeds of such assets (collectively, the "Collateral").

b. Financing Statements:

At the option of Buyer, Seller or Buyer shall execute, deliver, file and record (in such manner and form as Buyer shall require), (i) all financing statements and continuation statements, (ii) all carbon, photographic or other reproductions of financing statements, continuation statements or this Agreement (which shall be sufficient as a financing statement hereunder), and (iii) all specific assignments or other papers that may be necessary or desirable, or that Buyer may request, in order to create, preserve, perfect or validate any security interest granted hereunder or to enable Buyer to exercise and enforce its rights hereunder with respect to any of the Collateral. In addition, in the event that any of the Collateral consists of or is represented by instruments or other evidences of ownership such as would require physical possession of same in order to perfect the security interests therein, Seller shall promptly, at its sole expense, deliver the same to Buyer upon request, with any necessary endorsements thereon. If any account becomes evidenced by a promissory note or any other instrument for the payment of money, Seller shall immediately deliver such instruments

to Buyer upon request, appropriately endorsed. Buyer reserves the right to obtain reimbursement from Seller of all costs associated with the filing of any financing statements, continuation statements or amendments thereto and Seller ratifies the filing of any financing statement filed by Buyer prior to the effectiveness thereof.

7. <u>WAIVER OF JURY TRIAL AND ARBITRATION PROVISION: READ THIS PROVISION CAREFULLY AS IT AFFECTS YOUR RIGHT TO JURY TRIAL:</u>

7.1 Arbitration; Waiver of Jury Trial; Other Rights

If Buyer, Seller or any Indemnitor requests, the other parties agree to arbitrate all disputes and claims arising out of or relating to this Agreement. If Buyer, Seller or any Indemnitor seeks to have a dispute settled by arbitration, that party must first send to the other party, by certified mail, a written Notice of Intent to Arbitrate. If Buyer, Seller or any Indemnitor do not reach an agreement to resolve the claim within 30 days after the Notice is received, Buyer, Seller or any Indemnitor may commence an arbitration proceeding with the American Arbitration Association ("AAA"). **THERE SHALL BE NO RIGHT TO A JURY TRIAL**. The arbitration hearing shall be conducted at a location within twenty (20) miles of Seller's business address at the time of such arbitration, or, if Seller has no business address at the time of the arbitration, then within twenty (20) miles of Seller's business address as specified in this Agreement. The arbitration shall be conducted before the American Arbitration Association (the "AAA"), pursuant to the AAA Commercial Arbitration Rules, which can be obtained online at www.adr.org, or by calling the AAA at 1-800-778-7879. **Buyer will provide a copy of the Arbitration Rules to Seller via email upon request. Submit your request to** clientservices@reliantfunding.com. The arbitration shall be conducted by one neutral arbitrator appointed by the AAA. The arbitrator shall have actual experience in and knowledge of Merchants Financing Transactions to the greatest extent practicable, unless the parties agree otherwise.

The parties agree that the Federal Arbitration Act ("FAA") and related federal law shall govern the interpretation, implementation and enforcement of this paragraph 7 to the fullest extent possible, to the exclusion of all otherwise potentially applicable state law, regardless of the location of the arbitration proceedings, or the nature of the disputes or controversies between the parties to this Agreement. To the extent that state law and not the FAA governs any aspect of the interpretation, implementation and enforcement of this paragraph 7, such state law shall be the internal laws of the State of New York without giving effect to conflict of law principals, ("the internal laws of the State of New York"). In addition, as provided in paragraph 11.5 the conduct of arbitration proceedings and the applicable sustentative law and procedural law to be applied in such proceedings shall be the internal laws of the State of New York.

The arbitrator shall have the authority to award any monetary and non-monetary relief otherwise available to either party in an action otherwise prosecuted in court, including injunctive and other provisional relief. Any dispute regarding the enforceability of any part of this arbitration provision shall be decided by the arbitrator. The arbitration filing fee and the arbitrator's fee shall be paid by Buyer, since it is the intent of the parties that the costs of the arbitration for the Seller shall be the same or less than the cost of filing and prosecuting a lawsuit, apart from the costs of Buyer's counsel, if any.

Notwithstanding the foregoing-before, during or after the pendency of any arbitration brought pursuant to this Agreement, either party shall have the right:

i. To apply to any court of competent jurisdiction for provisional or ancillary relief of any kind;
ii. To apply to any court of competent jurisdiction to compel arbitration;
iii. To apply to any court of competent jurisdiction to confirm an arbitral award;
iv. To apply to any court of competent jurisdiction to enter judgment on any arbitration award;
v. To exercise any right pursuant to a Power of Attorney;
vi. To exercise all rights with respect to any lien on any real or personal property (and proceeds) pursuant to the Uniform Commercial Code or otherwise.

It is understood however, that the exercise of any of these rights by a party shall be subject to the right of the other party to arbitrate the merits of any such action and the controversy or claim to which the exercise of such rights is related.

DS
PF

SELLER INITIALS X ______

7.2 No Class Actions:

The parties hereto acknowledge and agree that this arbitration shall be solely between the parties to this agreement, and no class arbitration, or other representative action may be undertaken by the arbitrator. The parties further agree that the arbitrator shall not have the power to combine this with any other arbitration or to treat this as a representative action, or as a class action.

7.3 Opt-Out:

Seller may elect to opt out of this Waiver of Jury Trial and Arbitration Provision by sending written notice to Buyer. Such written notice must be received by Buyer before 5:00 P.M. Eastern Time on or prior to the tenth (10th) calendar day after this Agreement is executed, or such notice shall be of no force and effect. The foregoing time limit is "of the essence" and shall be strictly construed. Opting out of this arbitration provision shall not terminate the Agreement or otherwise affect in any way, any of the other rights and obligations of the parties hereto under the terms of the Agreement.

8. CONFIDENTIAL INFORMATION:

Seller and Indemnitor(s), jointly and severally, agree that each shall hold in strict confidence and shall not at any time disclose to any third party the terms of this Agreement, the ACH Total Receipts Purchase Agreement or the Irrevocable Power of Attorney (ACH), ("Confidential Total Receipts Information"). However, Sellers and Indemnitor(s) shall have the right to disclose the Confidential Information to employees or advisors who agree in writing to be bound by the terms of this Paragraph 8. Any violation by Seller or Indemnitor(s) of the terms of this Paragraph 8 shall entitle Buyer to injunctive relief and damages.

9. PRIOR TRANSACTIONS: READ THIS PROVISION CAREFULLY AS IT AFFECTS YOUR RIGHTS WITH RESPECT TO ANY DISPUTE YOU MAY HAVE WITH BUYER REGARDING ANY PRIOR TRANSACTIONS:

The parties agree that this Agreement constitutes and is deemed the written modification of any prior agreement and supersedes and replaces any contrary provision of any prior agreement. Buyer and Seller agree that should they have any dispute with respect to any prior transaction, that such dispute shall be governed by Paragraphs **7.1, 7.2, 7.3, 10.6 and 10.7** of this Agreement. Should Seller wish to opt-out of the arbitration and other provisions contained in Paragraphs 7.1 and 7.2 with respect to any prior transaction, Seller shall do so by sending written notice to Buyer on or before the tenth (10th) calendar day following the execution of this Agreement. Such 10 day notice is "of the essence" and shall be strictly construed.

10. MISCELLANEOUS:

10.1 Modifications:
No modification, amendment, or waiver of any provision of this Agreement shall be effective unless it shall be in writing and signed by all parties.

10.2 Notices:
All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by mail, overnight delivery or hand delivery to the respective parties to this Agreement. Notices shall be sent to the addresses set forth on the face of the Agreement, or such other address as shall be notified by one party to the others in the manner provided herein, and such notice shall be effective upon receipt or first refused delivery.

10.3 Waiver; Remedies:
No failure on the part of Buyer to exercise, and no delay in exercising any right under this Agreement shall be deemed as a waiver thereof nor shall any single or partial exercise of any right under this Agreement preclude any other or future exercise of any other right. The remedies provided hereunder are cumulative and not exclusive of any remedies provided by law or equity. Seller and Indemnitor(s) each consents to the waiver of notice prior to Buyer exercising any and all rights provided for in this Agreement.

10.4 Assignability:
Notwithstanding anything to the contrary herein, the rights, interests or obligations of the Seller hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Seller without the prior written consent of the Buyer, which consent may be withheld at the sole discretion of the Buyer. This Agreement or any of the rights and obligations inuring to the benefit of or to be performed by Buyer hereunder may be assigned by Buyer to a third party, including its financing sources, in whole or in part, without the need to obtain the Seller's consent.

10.5 Binding Effect:
This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, legal representatives, successors and assigns. Buyer reserves the right to assign this Agreement with or without prior notice to Seller or Indemnitor(s).

10.6 Applicable Law, Venue and Jurisdiction, ***NO RIGHT TO A JURY TRIAL:***
The interpretation and enforcement of this Agreement, and all issues relating to it, and to the rights, relationships and obligations of the (parties), including any and all contract, tort and non-contract claims or disputes of any kind shall be governed by and interpreted in accordance with the internal laws of the State of New York (without giving effect to conflict of law principles) including all substantive claims and defenses asserted in any court litigation. Any separate litigation between or among the *Seller, the Indemnitor(*s) and the Buyer (or any of them), related directly or indirectly to this Agreement, shall be prosecuted and conducted exclusively in the courts of Nassau or Suffolk Counties, in the State of New York or in the United States District Court for the Eastern District of New York, and each of the foregoing persons irrevocably consents to and hereby confers personal jurisdiction over such person in and to such courts, and each such person expressly waives any objections as to venue in any such courts. ***The Seller, Indemnitor(s) and the Buyer waive any right to a jury trial.***

10.7 Attorneys' Fees and Expenses:
*I*n the event of any litigation, arbitration or any other action to collect on, enforce or determine the validity of this Agreement, the prevailing party in any such action or proceeding shall be entitled to recover reasonable attorneys' fees and expenses, in such amount as may be determined reasonable by any arbitrator or court, whichever is applicable.

10.8 Survival of Representations etc:
All representations, warranties and covenants herein shall survive the execution and delivery of the Agreement.

10.9 Entire Agreement:
Together with the ACH Total Receipts Purchase Agreement of even date, this Agreement [inclusive of the Irrevocable Power of Attorney attached as **Exhibit 1** and the Bill of Sale attached as **Exhibit A**], and (inclusive of page 6 identified as Schedule "A" Disclosures) contains the entire agreement and understanding among Buyer, Seller and the Indemnitor(s) (written, oral or otherwise) and supersedes all prior agreements and understandings relating to the subject matter hereof.

10.10 Electronic Signatures:
Under the Electronic Signatures in Global and National Commerce Act ("E-Sign") this Agreement and all electronically executed documents related hereto are legally binding in the same manner as are hard copy documents executed by hand signature where: (a) your electronic signature is associated with the Agreement and related documents, (b) you consent and intend to be bound by the Agreement and related documents, and (c) the Agreement is delivered in an electronic record capable of retention by the recipient at the time of receipt (i.e. print or otherwise storing the electronic record). This Agreement and all related electronic documents shall be governed by the provisions of E-Sign. By submitting this Agreement and related documents electronically you agree: (i) that the Agreement and related documents shall be effective by electronic means, (ii) to be bound by the terms and conditions of this Agreement and related documents, and (iii) that you have the ability to print or otherwise store the Agreement and related documents.

By their signatures below the parties agreed to be bound by this contract:

ACCEPTED AND AGREED:
Buyer: MCA FIXED PAYMENT, LLC

By: ______________________________

Name: ______________________________

Title: ______________________________

ACCEPTED AND AGREED:
Seller: FORCE PROTECTION VIDEO EQUIPMENT CORP.

DocuSigned by:
By: X Paul Feldman
33DE401602664EC...

Name: Paul Feldman

Title: President

ACCEPTED AND AGREED:

DocuSigned by:
X Paul Feldman
33DE401602664EC...
INDEMNITOR: Paul Feldman

X ______________________
INDEMNITOR:

X ______________________
INDEMNITOR:

X ______________________
INDEMNITOR:

ACH SCHEDULE "A" DISCLOSURES

No disclosures.

Reliant Funding

525 Broadhollow Rd ● Melville, NY 11747 ● Ph 1-877-690-4882 ● Fax 1-866-818-3019 ● www.reliantfunding.com

EXHIBIT A

BILL OF SALE

This Bill of Sale is being delivered pursuant to that certain ACH Total Receipts Purchase Agreement, dated **June 8, 2018** (the "Agreement"), between Buyer and Seller. Capitalized terms used herein, but not otherwise defined shall have the meanings ascribed to them in the Agreement.

1. For and in consideration of payment by Buyer to Seller of the Purchase Price, upon the terms and conditions set forth in the Agreement, the receipt, sufficiency and adequacy of which are hereby acknowledged and accepted by Seller, Seller hereby sells, transfers, assigns, conveys and delivers to Buyer or its successors and assigns, all of Seller's entire right, title and interest in, to and under the Purchased Interest free and clear of all liens, encumbrances and security interests (other than any security interest held or to be held by Buyer therein).

2. Seller hereby agrees to execute and deliver any and all additional documents that Buyer may reasonably request in order to more fully effect the agreements set forth in this Bill of Sale.

3. This Bill of Sale shall be subject to the terms and conditions set forth in the Agreement. Buyer and Seller hereby acknowledge and agree that the provisions of this Bill of Sale shall not limit the full force and effect of the terms and provisions of the Agreement, and that in the event of a conflict between the terms and provisions of this Bill of Sale and the terms and provisions of the Agreement, the terms and provisions of the Agreement shall prevail, govern and control in all respects without limitation.

4. This Bill of Sale may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Bill of Sale by signing any such counterpart.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of **June 8, 2018**.

SELLER: FORCE PROTECTION VIDEO EQUIPMENT CORP.

By: *X* DocuSigned by: Paul Feldman 33DE401602664EC...	**By:** *X* ____________
Name: Paul Feldman	**Name:**
Title: President	**Title:**
By: *X* ____________	**By:** *X* ____________
Name:	**Name:**
Title: ____________	**Title:** ____________

Reliant Funding

525 Broadhollow Rd ● Melville, NY 11747 ● Ph 1-877-690-4882 ● Fax 1-866-818-3019 ● www.reliantfunding.com

EXHIBIT 1
IRREVOCABLE POWER OF ATTORNEY (ACH TOTAL RECEIPTS)

FORCE PROTECTION VIDEO EQUIPMENT CORP., with its principal place of business at **1600 Olive Chapel Rd Ste 248, Cary, NC 27502** ("Principal"), does hereby appoint MCA FIXED PAYMENT, LLC doing business as Reliant Funding, a New York limited liability company with its principal office at 525 Broadhollow Road, Melville, NY 11747 ("Agent"), and Agent's authorized agents, as Principal's agent and attorney-in-fact, with full power of substitution, to act in its name, place and stead in any way which Principal itself could do if it were personally present, pursuant to the Agreements (as defined in the second paragraph hereof) to take any action which Agent deems necessary or desirable **(a)** to contact any current or prior bank (collectively and individually, the "Bank") where Principal maintains, or maintained an account to obtain whatever information Agent may require regarding any such account, **(b)** to make arrangements with, give directions to, and otherwise interact with such Bank in such manner as Agent deems necessary to protect its interests pursuant to the Agreements, **(c)** to contact any of Principal's current or prior credit card processors (collectively and individually the "Processor") to obtain whatever information Agent may require regarding Principal's transactions with any such Processor and/or to confirm that such Processor was, or is, the exclusive Processor designated by Agent, **(d)** to terminate Principal's relationship with the current Processor and substitute a new Processor operating pursuant to a substantially similar processing agreement, and **(e)** to make arrangements with, give directions to, and otherwise interact with any Processor in such manner as Agent deems necessary to protect its interests pursuant to the Agreements, **(f)** otherwise to execute and deliver all agreements, certificates, instruments, consents, resolutions and other documents, and take all actions, required to be executed or taken by Principal or which may be necessary or desirable in the sole judgment of Agent to enforce its rights and to protect its interests with respect to the Agreements.

This Power of Attorney has been granted pursuant to the ACH Total Receipts Agreement and the ACH Total Receipts Assurances Agreement each of even date herewith and to which Principal and Agent are parties (the "Agreements"), providing for, among other things, the purchase by Agent from Principal of the Purchased Percentage of Principal's Future Total Receipts, until Agent has received in installment payments the Purchased Amount, as each such term is defined in the Agreements. Accordingly, this Power of Attorney shall continue in force until the Purchased Amount has been received by Agent, is coupled with an interest and is irrevocable until receipt of such Purchased Amount by Agent.

To induce any third party to act hereunder, Principal hereby agrees that any third party receiving a photocopy, facsimile or other copy of this instrument, as duly executed, may act in reliance on the provisions hereof, and authorizes and directs such third party to furnish all information, make all arrangements and otherwise provide all cooperation with Agent to the same extent as if Principal were itself present.

IN WITNESS WHEREOF, the undersigned Principal has duly executed this Power of Attorney on **June 8, 2018**.

Principal: **FORCE PROTECTION VIDEO EQUIPMENT CORP.**

By: X DocuSigned by: Paul Feldman 33DE401602664EC...	**By:** X
Name: Paul Feldman	**Name:**
Title: President	**Title:**
By: X	**By:** X
Name:	**Name:**
Title: ____________	**Title:** ____________

Reliant Funding

525 Broadhollow Rd ● Melville, NY 11747 ● Ph 1-877-690-4882 ● Fax 1-866-818-3019 ● www.merchantscap.com

Date: June 8, 2018

ADDENDUM TO CONTRACT

No Stacking or Piggybacks

Addendum to Merchant Agreement Number MC180607066 and the related Agreement identified as: AGREEMENT: ASSURANCES AGAINST FRAUD, WILLFUL INTERFERENCE WITH COLLECTION OF FUTURE CREDIT CARD RECEIVABLES, MISREPRESENTATIONS AND OTHER MATERIAL BREACHES.

Reference is made to the above referenced Agreements between MCA Fixed Payment, LLC doing business as Reliant Funding (Buyer) and **FORCE PROTECTION VIDEO EQUIPMENT CORP.** (Seller) located at **1600 Olive Chapel Rd Ste 248, Cary, NC 27502**.

Notwithstanding anything contained in the above referenced Agreements to the contrary, the parties agree as follows:

This is to certify that **Paul Feldman** (Indemnitor[s]) and Seller understand and agree that as long as a balance remains outstanding on the above referenced account, Seller is prohibited from initiating a cash advance based on Credit Card Receipts or a cash advance or loan based on Total Receipts with any company other than Buyer. Doing so will result in the Seller and Indemnitor being in breach of the referenced Agreements and will result in the entire remaining balance plus liquidated damages becoming immediately due and payable. Liquidated damages as described in the Agreement equal $2,500 or 20 percent of the outstanding balance (at the time of the stack/piggyback funding) whichever is greater.

All other terms of the referenced Agreements remain unchanged.

By their signatures below the parties agreed to be bound by this addendum.

ACCEPTED AND AGREED:

Buyer: MCA Fixed Payment, LLC

By: ______________________

Name: ______________________

Title: ______________________

ACCEPTED AND AGREED:

Seller: **FORCE PROTECTION VIDEO EQUIPMENT CORP.**

By: X DocuSigned by: Paul Feldman 33DE401602664EC...

Name: **Paul Feldman**

Title: **President**

By: X DocuSigned by: Paul Feldman 33DE401602664EC...

Indemnitor: **Paul Feldman**

By: X______________________

Indemnitor:

By: X______________________

Indemnitor:

By: X______________________

Indemnitor:

DocuSign SECURED

Certificate Of Completion

Envelope Id: A81D5732E8A8445BB4F66ED86DB4C74A — Status: Completed

Subject: Reliant Closing Documents for E-Signature: FORCE PROTECTION VIDEO EQUIPMENT CORP. Funding Agreement

Source Envelope:

Document Pages: 15	Signatures: 8	Envelope Originator:
Certificate Pages: 4	Initials: 4	Simone Lewis
AutoNav: Enabled		10505 Sorrento Valley Road 150
EnvelopeId Stamping: Enabled		San Diego, CA 92121
Time Zone: (UTC-08:00) Pacific Time (US & Canada)		slewis@reliantfunding.com
		IP Address: 136.146.210.8

Record Tracking

Status: Original 6/8/2018 8:53:23 AM	Holder: Simone Lewis slewis@reliantfunding.com	Location: DocuSign

Signer Events	Signature	Timestamp
Paul Feldman paul@forceprovideo.com Security Level: Email, Account Authentication (None)	 Using IP Address: 24.211.232.199	Sent: 6/8/2018 8:53:45 AM Viewed: 6/8/2018 8:56:56 AM Signed: 6/8/2018 9:00:54 AM

Electronic Record and Signature Disclosure:
Accepted: 6/8/2018 8:56:56 AM
ID: 98ba1db8-7a6e-4e98-963c-b369e58c3820

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	6/8/2018 8:53:45 AM
Certified Delivered	Security Checked	6/8/2018 8:56:56 AM
Signing Complete	Security Checked	6/8/2018 9:00:54 AM
Completed	Security Checked	6/8/2018 9:00:54 AM

Payment Events	Status	Timestamps

Electronic Record and Signature Disclosure

ELECTRONIC RECORD AND SIGNATURE DISCLOSURE

From time to time, Reliant Funding (we, us or Company) may be required by law to provide to you certain written notices or disclosures. Described below are the terms and conditions for providing to you such notices and disclosures electronically through your DocuSign, Inc. (DocuSign) Express user account. Please read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to these terms and conditions, please confirm your agreement by clicking the Ã¦I agreeÃ† button at the bottom of this document.

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If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us that thereafter you want to receive required notices and disclosures only in paper format. How you must inform us of your decision to receive future notices and disclosure in paper format and withdraw your consent to receive notices and disclosures electronically is described below.

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If you elect to receive required notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and delivering services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of your receipt of such paper notices or disclosures. To indicate to us that you are changing your mind, you must withdraw your consent using the DocuSign Ã´Withdraw Consentö form on the signing page of your DocuSign account. This will indicate to us that you have withdrawn your consent to receive required notices and disclosures electronically from us and you will no longer be able to use your DocuSign Express user account to receive required notices and consents electronically from us or to sign electronically documents from us.

All notices and disclosures will be sent to you electronically

Unless you tell us otherwise in accordance with the procedures described herein, we will provide electronically to you through your DocuSign user account all required notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you by the same method and to the same address that you have given us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, please let us know as described below. Please also see the paragraph immediately above that describes the consequences of your electing not to receive delivery of the notices and disclosures electronically from us.

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To contact us by email send messages to: uw@reliantfunding.com

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To let us know of a change in your e-mail address where we should send notices and disclosures electronically to you, you must send an email message to us at uw@reliantfunding.com and in the body of such request you must state: your previous e-mail address, your new e-mail address. We do not require any other information from you to change your email address..
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To inform us that you no longer want to receive future notices and disclosures in electronic format you may:

i. decline to sign a document from within your DocuSign account, and on the subsequent page, select the check-box indicating you wish to withdraw your consent, or you may;
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Operating Systems:	Windows2000¬ or WindowsXP¬
Browsers (for SENDERS):	Internet Explorer 6.0¬ or above
Browsers (for SIGNERS):	Internet Explorer 6.0¬, Mozilla FireFox 1.0, NetScape 7.2 (or above)
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